[BDO Logo]        BDO Dunwoody LLP              600 Cathedral Place
                  Chartered Accountants         925 West Georgia Street
                                                Vancouver, BC
                                                Canada V6C 3L2
                                                Tel:(604)688-5421
                                                Fax:(604)688-5132
                                                Email: vancouver@bdo.ca
                                                www.bdo.ca


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Dynamotive Energy Systems Corporation


We hereby consent to the incorporation by reference in this Post-Effective Amendment No.1 Registration Statement on Form S-8 of the use of our report dated April 17, 2007 on the consolidated balance sheets of Dynamotive Energy Systems Corporation as at December 31, 2006 and 2005 and the consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2006.




/s/BDO Dunwoody LLP
--------------------------
Chartered Accountants
Vancouver, Canada
March 4, 2008